SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 15, 2002

                        Commission File Number 001-14271

                                 ---------------

                               USOL Holdings, Inc.
             (Exact name of Registrant as specified in its charter)

                 Oregon                                       93-1197477
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                          Identification No.)

                             10300 Metric Boulevard
                               Austin, Texas 78758
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (512) 651-3767

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 4.  Changes in Registrant's Certifying Accountant.

     On July 15, 2002, the Board of Directors of USOL Holdings, Inc. (the "Company") dismissed Arthur Andersen LLP ("Andersen") as its independent public accountants and appointed Fitts Roberts & Co., P.C. ("Fitts Roberts") to serve as its independent public accountants. These actions were taken at the recommendation of the Company's Audit Committee.

     Andersen's report on the financial statements of the Company as of and for the year-ended December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion, but was modified with respect to the Company's ability to continue as a going concern. There was, however, no modification related to audit scope or accounting principles.

     During the Company's two most recent fiscal years, and the subsequent interim period through the date of this Report, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter of the disagreements in connection with their report on the Company's consolidated financial statements for such years.

     During the Company's two most recent fiscal years, and the subsequent interim period through the date of this Report, there was no disagreement or difference of opinion with Andersen regarding any "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     During the two most recent fiscal years and the subsequent interim period through the date of this Report, neither the Company nor anyone on behalf of the Company consulted Fitts Roberts regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company or any matter that was either the subject of a disagreement, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or any reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Andersen with a copy of the foregoing disclosures. Andersen has informed the Company that due to its current difficulties it will be unable to respond to the Company's filing status whether it is in agreement with such statements.


                                      -2-

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Item 5.  Other Items Deemed Important to Company Security Holders.

     The Company announced that its Board of Directors voted to extend to July 28, 2003, the expiration date of 1,633,889 public warrants (USOLW) which are otherwise scheduled to expire on July 28, 2002. The terms of the warrants that have been extended are identical and otherwise will remain unchanged. The warrants are and will continue to be exercisable at a rate of two warrants and $5.50 for one share of common stock.

     The extension of the expiration date is subject to completion of appropriate documentation and regulatory approval. Holders of the warrants need not take any action in connection with the extension of the warrants' expiration date. The existing certificates will continue to represent the right to acquire shares of USOL common stock on the same terms and conditions (other than the expiration date) as were in effect prior to the extension.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     .


Date:    July 19, 2002                 By:      /s/ Shane Menking
                                                --------------------------------
                                                Name:    Shane Menking
                                                Title:   Chief Financial Officer